As filed with the Securities and Exchange Commission on April 25, 2013
Registration No. 333-187082

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Puerto Rico		66-0555678
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
1441 F.D. Roosevelt Avenue San Juan, Puerto Rico (787) 749-4949
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ramón M. Ruiz-Comas President and Chief Executive Officer 1441 F.D. Roosevelt Avenue San Juan, Puerto Rico (787) 749-4949
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Nicholas A. Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☐                                                                                                 Accelerated filer  ☒

Non-accelerated filer  ☐  (Do not check if a smaller reporting company)                Smaller reporting company  ☐

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(3)
Class B Common Stock	7,000,000	$128,800,000	$17,568.32

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933.

(3)	Previously Paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-187082) is being filed solely to include Exhibit 5.1 to the Registration Statement.  Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee		$17,568.32	(1)
Printing		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Miscellaneous		*
TOTAL	$	*

 (1)   Previously paid.
  *    Not presently known.

Item 15.  Indemnification of Directors and Officers

The Puerto Rico General Corporation Law (PRGCL) contains detailed and comprehensive provisions providing for indemnification of directors and officers of Puerto Rico corporations against expenses, judgments, fines and settlements in connection with litigation. Under the PRGCL, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of us, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. No indemnification, however, shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and only to the extent that the Puerto Rico Court of First Instance or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Our articles provide that every person who:

•	is or was a director, officer or employee; or

•	is or was a director, officer, employee or agent of any other enterprise, serving as such at our request;

will be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving the person in this capacity. We may also purchase and maintain insurance for the benefit of our present and former directors and officers.

Item 16.  Exhibits and Financial Statement Schedules

See Exhibit Index immediately following the signature pages hereof, which is incorporated herein by reference.

Item 17.  Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico on April 25, 2013.

Triple-S Management Corporation
By:	/s/ Roberto García Rodríguez
Roberto García Rodríguez Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	April 25, 2013
Ramón M. Ruiz-Comas

*	Vice President, Chief Financial Officer and Chief Accounting Officer	April 25, 2013
Amílcar L. Jordán-Pérez

*	Director and Chair of the Board	April 25, 2013
Luis A. Clavell-Rodríguez

	Director and Vice-Chair of the Board	April 25, 2013
Adamina Soto-Martínez

*	Director	April 25, 2013
Jesús R. Sánchez-Colón

*	Director	April 25, 2013
Cari M. Dominguez

*	Director	April 25, 2013
Carmen Ana Culpeper-Ramírez

Signature	Title	Date

*	Director	April 25, 2013
Jorge L. Fuentes-Benejam

*	Director	April 25, 2013
Antonio F. Faría-Soto

*	Director	April 25, 2013
Manuel Figueroa-Collazo

*	Director	April 25, 2013
Juan E. Rodríguez-Díaz

*	Director	April 25, 2013
Francisco J. Toñarely-Barreto

* The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Roberto García Rodríguez
Roberto García Rodríguez Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement**
4.1
Articles of Incorporation of Triple-S Management Corporation, as currently in effect, incorporated by reference to Exhibit 3(i)(c) to TSM’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (File No. 001-33865).

4.2	Form of Class B common stock Certificate**
5.1	Opinion of Pietrantoni Méndez & Alvarez LLC
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement) *

*      Previously filed with the initial Registration Statement on Form S-3 filed on March 6, 2013 and with Amendment No. 1 to the Registration Statement on Form S-3 filed on March 28, 2013.

**  To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Shares.